Exhibit 23J(1)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 23, 2004, for Veracity Small Cap Value Fund (the "Fund") and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 3 to Veracity Funds' Registration Statement on Form N-1A (file No. 333-111717 and 811-21483) in the Prospectus and the heading "Accountants" in the Statement of Additional Information of the Fund.



Cohen McCurdy, Ltd.
Westlake, Ohio
March 23, 2004